Exhibit 10.1

SECOND AMENDMENT AND WAIVER AGREEMENT

This Second Amendment and Waiver Agreement (this “Agreement”) is entered into as of the 21st day of January, 2024, by and between Fisker Inc., a Delaware corporation (the “Company”), and the investor signatory hereto (the “Investor”), with reference to the following facts:

A. Prior to the date hereof, pursuant to that Securities Purchase Agreement, dated as of July 10, 2023, by and between the Company and the Investor (as amended, modified or waived from time to time, the “Securities Purchase Agreement”), the Company, among other things, issued $340,000,000 in aggregate original principal amount of Series A-1 senior convertible notes due 2025 (the “Series A-1 Notes”) and $170,000,000 in aggregate original principal amount of Series B-1 senior convertible notes due 2025 (the “Series B-1 Notes,” and together with the Series A-1 Notes, the “Existing Notes”). Capitalized terms not defined herein shall have the meaning set forth in the Securities Purchase Agreement.

B. Prior to the date hereof, the Company failed to timely file its quarterly report on Form 10-Q for the quarter ended September 30, 2023 (the “September Default”), which September Default was waived by the Investor for all purposes under the Transaction Documents (other than with respect to Section 30(nnn) of the Existing Notes) pursuant to that certain Amendment and Waiver Agreement, dated as of November 22, 2023, between the Company and the Investor (the “Initial Waiver”).

C. The Company desires to obtain a waiver of certain terms and conditions of the Transaction Documents to facilitate various commercial agreements between the Company and/or certain of its Subsidiaries, on the one hand, and an automotive original equipment manufacturer (or equipment or part manufacturer) and/or certain of its affiliate(s) (collectively, the “OEM”), on the other hand, relating to, among other things, (a) the development and manufacture of one or more of the Company’s vehicles, platforms and/or technologies, (b) the licensing by the Company and/or its Subsidiaries to the OEM of one or more of the Company’s platforms and/or technologies and certain Intellectual Property (as defined under the Security Agreement) and Intellectual Property Rights (as defined under the Securities Purchase Agreement) relating thereto and (c) certain other commercial arrangements between the Company and/or certain of its Subsidiaries, on the one hand, and the OEM, on the other hand (collectively, the “OEM Commercial Agreements”).

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

1. Limited Waiver. Effective as of the Effective Time (as defined below):

(a) Waiver of Minimum Cash Balance Requirement. The Investor hereby waives the requirement for the Company to maintain a minimum cash balance as provided in Section 13(o) of the Existing Notes. For the avoidance of doubt, as of the Effective Time, Section 13(o) of the Existing Notes shall have no further force or effect.

(b) Economic Antidilution Waiver Solely with Respect to Strategic Offerings. The Investor hereby waives, in part, Section 7(a) of the Existing Notes such that “Excluded Securities” shall be deemed to include (as a new clause (v) in such definition):

“Any shares of Common Stock, warrants or options issued or issuable in connection with any bona fide strategic or commercial alliances, acquisitions, mergers, licensing arrangements, and strategic partnerships, provided, that (x) the primary purpose of such issuance is not to raise capital as reasonably determined, and (y) the purchaser or acquirer or recipient of the securities in such issuance solely consists of either (I) the actual participants in such strategic or commercial alliance, strategic or commercial licensing arrangement or strategic or commercial partnership, (II) the actual owners of such assets or securities acquired in such acquisition or merger or (III) the stockholders, partners, employees, consultants, officers, directors or members of the foregoing Persons, in each case, which is, itself or through its subsidiaries, an operating company or an owner of an asset, in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, and (z) the number or amount of securities issued to such Persons by the Company shall not be disproportionate to each such Person’s actual participation in (or fair market value of the contribution to) such strategic or commercial alliance or strategic or commercial partnership or ownership of such assets or securities to be acquired by the Company, as applicable.”

(c) September Default Remedies. Upon the timely filing by the Company of its Annual Report on Form 10-K for the fiscal period ended on December 31, 2023 with the SEC, (i) the Investor hereby agrees to waive and not exercise any of its remedies under the Existing Notes due to the September Default and (ii) Section 4(f) of the Securities Purchase Agreement is hereby amended by replacing “the Company shall timely file all reports” with “the Company shall timely file all reports (except, the failure to timely file will be deemed to have been cured on the date of the timely filing with the SEC of the Company’s next required Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as applicable)”.

(d) Waivers and Releases with Respect to OEM Commercial Agreements. Effective immediately and automatically upon the execution by the applicable parties thereto of any OEM Commercial Agreement, the Investor hereby irrevocably:

(i) waives and releases the Company and its Subsidiaries from any and all restrictions and other limitations on, and compliance with any and all applicable representations and warranties by, the Company and its Subsidiaries solely with respect to Intellectual Property and Intellectual Property Rights with respect to any license, transfer, assignment, or other disposition of, or grant of any right, title or interest with respect to, any such Intellectual Property and Intellectual Property Rights, solely as required by the applicable OEM Commercial Agreement (including, solely to the extent required to satisfy the Company’s obligations pursuant to the applicable OEM Commercial Agreement, as set forth in Sections 9, 13(c), 13(f) and 13(k) of the Existing Notes, Sections 5(g), 5(h), 6(g) and 6(h) of the Security Agreement and Section 3(x) of the Securities Purchase Agreement (collectively, the “IP Provisions”)), it being understood and agreed that any such waiver and release shall be solely to the extent of any such license, transfer, assignment, or other disposition of, or grant of any right, title or interest with respect to, any of the Company’s or any of its Subsidiaries’ Intellectual Property or Intellectual Property Rights to the OEM or to any joint venture entity formed by the Company and the OEM, in each case, to carry out the objectives of such OEM

Commercial Agreement as necessary and required pursuant to the terms of such OEM Commercial Agreement (collectively, the “OEM Transferable IP”)(it being understood that any such license, transfer, assignment, or other disposition of, or grant of any right, title or interest, conducted in accordance with this provision shall be permitted under, and shall not be construed as a breach of, any of the terms or conditions (including, for the avoidance of doubt, the IP Provisions) of any of the Transaction Documents);

(ii) releases, cancels and terminates (and shall cause the Collateral Agent (as defined in the Security Agreement) to release, cancel and terminate) any and all of the Liens created by the Existing Notes or any of the Security Documents on any OEM Transferable IP, solely to the extent any such OEM Transferable IP are jointly developed, or jointly owned, by the OEM, on the one hand, and the Company and/or any of its Subsidiaries, on the other hand, or are otherwise transferred or assigned to the OEM, pursuant to the terms and conditions of such OEM Commercial Agreement; and

(iii) agrees to provide such additional reasonable consents, waivers and releases as may be reasonably requested by the Company to carry out the objectives of such OEM Commercial Agreement.

2. Other Amendments. Effective as of the Effective Time (as defined below):

(a) Section 4(cc) of the Securities Purchase Agreement is hereby amended to replace (i) “January 31, 2024” with “March 8, 2024” and (ii) “March 31, 2024” with “May 1, 2024” and to add the following to the end: “The Company agrees that the proxy statement with respect to the Stockholder Meeting shall be filed with the SEC by no later than January 30, 2024.”

(b) Effective as of January 1, 2024, Section 3(c) of the Securities Purchase Agreement is hereby amended by replacing “782 million shares of Common Stock” with “626 million shares of Common Stock”.

(c) Effective as of January 1, 2024, Section 4(n) of the Securities Purchase Agreement is hereby amended by replacing “782 million shares of Common Stock” with “626 million shares of Common Stock”.

(d) Section 4 of the Initial Waiver is hereby amended by replacing “On or prior to January 31, 2024” with “Within 10 Business Days from the filing of the Company’s Form 10-K for the fiscal year ended December 31, 2023”.

(e) Subclause (ix) of the defined term “Equity Conditions” (as defined in Section 30(z) of the Existing Notes) is hereby amended to delete “on each Trading Day during the Equity Conditions Measuring Period,”.

(f) The defined term “Volume Failure”, as defined in Section 30(ppp) of the Existing Notes is hereby amended to read as follows: “means, with respect to a particular date of determination, if either (x) the aggregate daily dollar trading volume (as reported on Bloomberg) of the Common Stock on the Principal Market on more than five (5) Trading Days during the twenty (20) Trading Day period ending on the Trading Day immediately preceding such date of determination, or (y) the aggregate daily dollar trading volume (as reported on Bloomberg) of the Common Stock on the Principal Market on any Trading Day during such five (5) Trading Day period (except, if a Holiday occurs during such five (5) Trading Day Period and trading in the Common Stock of the Company is not suspended on the last Trading Day of such applicable measuring period, the aggregate daily dollar trading volume (as reported on Bloomberg) of the Common Stock on the Principal Market on more than one (1) Trading Day during the five (5) Trading Day period ending on the Trading Day immediately preceding such date of determination), as applicable, is less than $20,000,000”.

3. Release; Non-Disparagement.

(a) Release. The Company, on behalf of itself, each Subsidiary and each of their past and/or present, officers, directors, employees, predecessors, successors, assigns, affiliates, parents and subsidiaries (together, the “Fisker Releasing Parties”) fully, irrevocably and generally releases the Investor and each of its past and present parents, subsidiaries, affiliates, successors, assigns, owners, officers, directors, trustees, shareholders, unitholders, members, partners, employees, contractors, agents, insurers, attorneys, investment bankers, advisors, auditors, accountants, partners, general partners, heirs, executors, administrators, and representatives (collectively the “Released Parties”), from any and all claims (whether direct, class, derivative, representative or otherwise), actions, suits, liabilities, damages (whether compensatory, punitive or otherwise), losses, costs, expenses, and rights and causes of action, known or Unknown Claims (as defined below), that they now have or have ever had or may ever have in the future, whether resulting from any action or inaction with respect to, based upon, arising with respect to, or directly or indirectly relating to, as applicable, the Existing Notes, the Transaction Documents and/or any of the Securities (the “Released Claims”). Released Claims shall not include claims to enforce this Agreement or for breach of this Agreement.

“Unknown Claims” means claims which the Fisker Releasing Parties do not know or do or do not suspect to exist in their favor at the time of the release of the Released Claims, which, if known by them might have affected their release of the Released Claims, or might have affected their decision(s) with respect to this Agreement. With respect to any and all Released Claims, the Fisker Releasing Parties stipulate and agree that they expressly waive, the provisions, rights, and benefits of California Civil Code §1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

The Fisker Releasing Parties hereby further waive any and all provisions, rights and benefits conferred by any law of any state or territory of the United States, or principle of common law, which is similar, comparable, or equivalent to California Civil Code §1542. The Fisker Releasing Parties acknowledge that they may hereafter discover facts in addition to or different from those which they now know or believe to be true with respect to the subject matter of the Released Claims, but expressly fully, finally and forever waive, compromise, settle, discharge, extinguish and release fully, finally and forever, any and all Released Claims, known or unknown, suspected or unsuspected, contingent or non-contingent, whether or not concealed or hidden, which now exist, or heretofore have existed, upon any theory of law or equity now existing or coming into existence in the future, including, but not limited to, conduct which is negligent, intentional, with or without malice, or a breach of any duty, law or rule, without regard to the subsequent discovery or existence of such different or additional facts, legal theories or authorities. The Fisker Releasing Parties acknowledge that the foregoing waiver was separately bargained for and is an essential element of this Agreement. Notwithstanding the foregoing, nothing in this Section 3(a) shall limit the rights of the Company pursuant to Section 22 of the Existing Notes with respect to disputes as to any applicable calculations or fair market value determinations.

(b) Non-Disparagement. The Company, on behalf of itself, its Subsidiaries, and each of the other Fisker Releasing Parties, agrees that it will not at any time make, publish or communicate (whether made or given orally, in writing, in any digital medium, in any filing with any Governmental Entity or in any other manner) to any Person, any Disparaging (defined below) remarks, comments or statements concerning any of the Released Parties or any of the Transaction Documents. For purposes of this Agreement, “Disparaging” remarks, comments or statements are those that impugn, or threaten to impugn, the character, honesty, integrity, morality, legality, business acumen or abilities of the individual or Person or Transaction Document being disparaged, as applicable. Disparaging remarks shall expressly include, but not be limited to, any suggestion that any of the Released Parties violates or operates in contravention of federal or state securities laws, that any term or condition of any of the Transaction Documents are void or invalid, or any other remark, comment or statement that undermines any of the Released Parties’ reputation or the validity or enforceability of any of the Transaction Documents (whether made or given orally, in writing, in any digital medium, in any filing with any Governmental Entity or in any other manner to any Person). The Company further agrees that it should be jointly and severally liable under this Section 3(b) for any Disparaging remarks, comments or statements of any of the Fisker Releasing Parties. The Fisker Releasing Parties acknowledge that the foregoing non-disparagement agreement was separately bargained for and is an essential element of this Agreement.

4. Ratifications. Except as otherwise expressly provided herein, the Securities Purchase Agreement, and each other Transaction Document, is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that on and after the date hereof: (i) all references in the Securities Purchase Agreement to “this Agreement”, “hereto”, “hereof”, “hereunder” or words of like import referring to the Securities Purchase Agreement shall mean the Securities Purchase Agreement as amended by this Agreement, and (ii) all references in the other Transaction Documents to the “Securities Purchase Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Securities Purchase Agreement shall mean the Securities Purchase Agreement as amended by this Agreement.

5. Fees. The Company shall promptly reimburse Kelley Drye & Warren, LLP (counsel to the Investor) a non-accountable amount of $[    ], with respect to its legal fees incurred in connection with preparing and delivering this Agreement and legal fees and expenses of Kelley Drye & Warren LLP with respect to the Security Documents through the date hereof.

6. Effective Time. This Agreement shall be effective upon the time of execution and delivery by the parties hereto of this Agreement (the “Effective Time”).

7. Disclosure of Transaction. On or before 9:00 a.m., New York time, on the first (1st) Business Day after the date of this Agreement, the Company shall file a Current Report on Form 8-K describing all the material terms of the transactions contemplated by this Agreement and the Pledge Agreement in the form required by the Exchange Act and attaching this Agreement (including all attachments, the “8-K Filing”). From and after the filing of the 8-K Filing, the Company shall have disclosed all material, non-public information (if any) provided to the Investor by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents in connection with the transactions contemplated hereby and pursuant to and the Pledge Agreement. In addition, effective upon the filing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and the Investor or any of its affiliates, on the other hand, relating to the transactions contemplated hereby and pursuant to the Transaction Documents, shall terminate. Notwithstanding anything contained in this Agreement to the contrary and without implication that the contrary would otherwise be true, the Company expressly acknowledges and agrees that the Investor shall not have (unless expressly agreed to by the Investor after the date hereof in a written definitive and binding agreement executed by the Company and the Investor), any duty of confidentiality with respect to any material, non-public information regarding the Company or any of its Subsidiaries.

8. Reliance by Trustee. The Company and the Investor acknowledge and agree that Wilmington Savings Fund Society, FSB, as trustee, is an intended third-party beneficiary of this Agreement and is entitled to rely upon its terms for all purposes of the Indenture (as defined in the Indenture) and the Security Grant Supplemental Indenture.

9. Due Performance; Equitable Relief. The parties hereto agree that irreparable damage, for which monetary damages (even if available) would not be an adequate remedy, shall occur in the event that the parties hereto do not perform the provisions of this Agreement or any of the Transaction Documents (including the Notes) in accordance with its specified terms or otherwise breach such provisions. Accordingly, the parties acknowledge and agree that the parties shall be entitled to an injunction, specific performance or other equitable relief to prevent breaches of the Transaction Documents and to enforce specifically the terms and provisions hereof, as applicable, in addition to any other remedy to which they are entitled at law or in equity. Each of the parties hereto agrees that it shall not oppose the granting of an injunction, specific performance and/or other equitable relief on the basis that any other party has an adequate remedy at law or that any award of an injunction, specific performance and/or other equitable relief is not an appropriate remedy for any reason at law or in equity. Any party seeking: (i) an injunction or injunctions to prevent breaches of the Transaction Documents; (ii) to enforce specifically the terms and provisions of the Transaction Documents; and/or (iii) other equitable relief, shall not be required to show proof of irreparable harm or to provide any bond or other security in connection with any such remedy.

10. Miscellaneous Provisions. Section 9 of the Securities Purchase Agreement (as amended hereby) is hereby incorporated by reference herein, mutatis mutandis.

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IN WITNESS WHEREOF, the Investor and the Company have executed this Agreement as of the date set forth on the first page of this Agreement.

COMPANY:

FISKER INC.

By:
Name:
Title:

IN WITNESS WHEREOF, the Investor and the Company have executed this Agreement as of the date set forth on the first page of this Agreement.

INVESTOR:

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By:
Name:
Title: